EXHIBIT 1
JOINT FILING AGREEMENT

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement of Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001, of Gramercy Capital Corp., and further agrees that this joint filing agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 13th day of November, 2007.

SSF III Gemini, LP, By its general partner, SSF III Gemini GP, LLC

By:	/s/ Stewart E. Eichner
Name: Stewart E. Eichner
Title: Vice President

SSF III Gemini GP, LLC

By:	/s/ Stewart E. Eichner
Name: Stewart E. Eichner
Title: Vice President

Morgan Stanley Real Estate Special Situations Fund III, L.P., By its general partner, Morgan Stanley Real Estate Special Situations III-GP, L.L.C.

By:	/s/ Stewart E. Eichner
Name: Stewart E. Eichner
Title: Vice President

Morgan Stanley Real Estate Special Situations III-GP, L.L.C.

By:	/s/ Stewart E. Eichner
Name: Stewart E. Eichner
Title: Vice President

MSRESS III Manager, L. L.C., By MSRESS III, Inc., its sole member

By:	/s/ Stewart E. Eichner
Name: Stewart E. Eichner
Title: Vice President

MSRESS III, Inc.

By:	/s/ Stewart E. Eichner
Name: Stewart E. Eichner
Title: Vice President

Morgan Stanely

By:	/s/ Dennine Bullard
Name: Dennine Bullard
Title: Authorized Signatory